Exhibit 10.10

RECORDING REQUESTED BY, AND

WHEN RECORDED RETURN TO:

Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, Suite 2400

Atlanta, Georgia 30308

Attention:  Douglas A. Park, Esq.

SUBORDINATION AGREEMENT

NOTICE:  THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination Agreement (this “Subordination Agreement”), dated as of July 12, 2005, is executed by Diamond Jo, LLC (formerly known as Peninsula Gaming Company, LLC), a Delaware limited liability company (“Borrower”), and U.S. Bank National Association, as trustee under the Junior Indenture (as hereinafter defined) (“Junior Beneficiary”), in favor of Wells Fargo Foothill, Inc., as agent for the Lenders (as defined in the hereinafter defined Senior Loan Agreement) (“Senior Beneficiary”), with reference to the following facts:

A.            Borrower is the owner of the real property described in Exhibit “A” attached hereto and incorporated herein by this reference, and is the sublessee of the real property described in Exhibit ”B” attached hereto and incorporated herein by this reference (collectively, the “Property”).

B.            Junior Beneficiary is the present owner and holder of that certain Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing Statement made as of April 16, 2004, and effective as of the April 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Mortgage”), executed by Borrower in favor of Junior Beneficiary, for the benefit of the holders of the Junior Notes (as hereinafter defined), encumbering the Property and recorded April 20, 2004,  as Instrument No. 6362-2004 in the Official Records of Dubuque County, Iowa.  The Junior Mortgage secures (i) the due and punctual payment of the principal of, and interest on, those certain $233,000,000 aggregate principal amount of 8 3/4% Senior Secured Notes due 2012 of even date therewith issued by Borrower and The Old Evangeline Downs Capital Corp., a Delaware corporation (“OED Capital”), and such other securities as may be issued from time to time under that certain Indenture as of even date therewith among Borrower, Junior Beneficiary, OED Capital and certain Subsidiary Guarantors (as defined in the hereinafter defined Junior Indenture) with respect to the Junior Notes (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Indenture”) (collectively, the “Junior Notes”), and (ii) the payment of any fees, expenses and all other amounts at any time and from time to time payable by Borrower with respect to the Junior Notes or under the Junior Indenture or any of the Security Documents (as defined in the Junior Indenture) (items (i) and (ii) above, collectively, the “Junior Obligations”).  The Junior Mortgage, together with all other Security Documents now or hereafter executed by Borrower as security for the Junior Obligations (each as amended, restated, supplemented or otherwise modified from time to time), are collectively referred to herein as the “Junior Security Documents”.  The Junior Notes, the Junior Indenture, the Junior Security Documents, and any other documents heretofore or hereafter executed with or in favor of Junior Beneficiary with respect to the Secured Obligations, are collectively referred to herein as the “Junior Note Documents”.

C.            Borrower has executed, or is about to execute, that certain Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement dated June 16, 2004, in favor of Senior Beneficiary, for the benefit of the Lender Group (as defined in the hereinafter defined Senior Loan Agreement) (as amended by that certain First Amendment to Iowa Shore Mortgage dated as of November 10, 2004, between DJO and Senior Beneficiary, as further amended by that certain Second Amendment to Iowa Shore Mortgage dated as of July 12, 2005, between DJO and Senior Beneficiary, and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Senior Mortgage”), encumbering the Property and securing various obligations more particularly described therein, including, without limitation, Borrower’s obligations to the Lender Group under that certain Loan and Security Agreement dated as of June 16, 2004, among Senior Beneficiary, the Lenders, Borrower, Diamond Jo Worth, LLC, a Delaware limited liability company (“DJW”) and The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (“OED”) (as amended by that certain First Amendment to Loan and Security Agreement dated as of November 10, 2004, among Borrower, OED, Senior Beneficiary and the Lenders party thereto, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of July 12, 2005, among Borrower, DJW, OED, Senior Beneficiary and the Lenders party thereto, as supplemented by that certain Borrower Supplement No. 1 dated as of May 13, 2005, by DJW, and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”), with respect to loans (collectively, the “Senior Loan”) in the aggregate principal amount of $64,666,667.  The Senior Mortgage, together with all other security documents now or hereafter executed by Borrower as security for the Senior Loan and other Secured Obligations (as defined in the Senior Mortgage) (each as amended, restated, supplemented or otherwise modified from time to time), are collectively referred to herein as the “Senior Security Documents”.  The Senior Loan Agreement, the Senior Security Documents, and any other documents included within the definition of “Loan Documents” under the Senior Loan Agreement, are collectively referred to herein as the “Senior Loan Documents.”  Capitalized terms used and not otherwise defined in this Subordination Agreement have the meanings set forth for them in the Senior Loan Agreement.

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D.            Junior Beneficiary and Senior Beneficiary have executed that certain Intercreditor Agreement dated April 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), concerning their respective rights with respect to, among other things, the priority of their respective security interests in and liens on the Property and other now owned and hereafter acquired assets of Borrower as described in the Junior Note Documents and the Senior Loan Documents.  Pursuant to the terms and conditions of the Intercreditor Agreement, it is a condition precedent to induce Agent and Lenders to continue to make the financial accommodations under the Senior Loan Documents that the Senior Mortgage shall be and remain a lien upon the Property and such other assets prior to the lien of the Junior Mortgage.

In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Junior Beneficiary and Borrower hereby agree as hereinafter provided:

1.             Pursuant to the terms and conditions of the Intercreditor Agreement, the liens and charges in favor of Senior Beneficiary under the Senior Mortgage and the other Senior Security Documents, and any renewals and extensions, amendments and other modifications thereof, whether relating to real property, fixtures, personal property or any combination thereof, shall unconditionally be and remain at all times a lien or charge on the Property (and all other property, rights and assets of Borrower which are encumbered by both the Senior Security Documents and the Junior Security Documents) prior and superior to the lien and charge of the Junior Mortgage and the other Junior Security Documents.

2.             If there is a conflict between the terms and conditions of this Subordination Agreement and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control.

3.             This Subordination Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties.  This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof.  This Subordination Agreement shall be governed by the laws of the State of Iowa.

NOTICE:  THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

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“Junior Beneficiary”
U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/Lori-Anne Rosenberg
Name:	Lori-Anne Rosenberg
Title:	Vice President

“Borrower”

DIAMOND JO, LLC (formerly known as Peninsula Gaming Company, LLC), a Delaware limited liability company
By:	/s/ M.Brent Stevens
Name:	M.Brent Stevens
Title:	Chief Executive Officer

STATE OF Minnesota	)
)ss:
COUNTY OF Ramsey	)

On this 9th  day of  May , A.D., 2005, before me, a Notary Public in and for the State of  Minnesota , personally appeared  Lori-Anne Rosenberg , to me personally known, who being by me duly sworn did say that the person is (a) (the)  Vice President  of  U.S. Bank National Association, a national banking association, executing the foregoing instrument, that the instrument was signed on behalf of the said banking association by authority of said banking association and the said  Lori-Anne Rosenberg acknowledged the execution of said instrument to be the voluntary act and deed of said banking association by it voluntarily executed.

/s/Nancy Savage

Notary Public in the State of MN

STATE OF California	)
)ss:
COUNTY OF Los Angeles	)

On this 8th day of June, A.D., 2005, before me, a Notary Public in and for the State of California, personally appeared M. Brent Stevens, to me personally known, who being by me duly sworn did say that the person is (a) (the) Chief Executive Officer of  Diamond Jo, LLC (formerly known as Peninsula Gaming Company, LLC), a Delaware limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the said limited liability company by authority of the limited liability company and the said M. Brent Stevens acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.

Notary Public in the State of

EXHIBIT “A”

(Description of Property)

PARCEL A

Lot 3 of Adams Company’s 2nd Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

PARCEL B

Lots 7 and 8 of Ice Harbor Development, in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.  Together with:

(a)                                  A perpetual, non-exclusive fifteen (15) foot wide maintenance easement over and across Lot 6 in Ice Harbor Development for maintenance of Lots 7 and 8 in Ice Harbor Development.

(b)                                 A perpetual, non-exclusive easement for ingress and egress to and from Lots 7 and 8 in Ice Harbor Development over and across the “Ingress-Egress Easement” abutting the Southern terminus of Bell Street.

(c)                                  A perpetual, non-exclusive easement for ingress and egress to Lots 7 and 8 in Ice Harbor Development over and across Lots 6 and 10 in Ice Harbor Development, all as shown on the final plat of Ice Harbor Development, in the City of Dubuque, Iowa, filed as Instrument No. 6167-95 in the office of the Dubuque County Recorder.

PARCEL C

Lot 1 of Adams Company’s 1st Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

PARCEL D

Lot 1 in Adams Company’s 3rd Addition in the City of Dubuque, Dubuque County, Iowa, according to the recorded plat thereof.

EXHIBIT “B”

(The Leases and the Real Property
Subject to Leasehold Interests)

Lots 5 and 6 of Ice Harbor Development in the City of Dubuque, Iowa.